Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, par value $0.01 per share	Rule 457(o) and (r)	(1)	(1)	$285,000,000	0.00011020	$31,407
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
N/A
Total Offering Amounts						$285,000,000		$31,407
Total Fees Previously Paid								—
Total Fee Offsets								$31,407
Net Fee Due								$0

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-268150 filed with the Securities and Exchange Commission on November 3, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A
Fee Offset Sources	N/A
Rule 457(p)
Fee Offset Claims	Global Net Lease, Inc.	S-3	333-234631	November 12, 2019	—	$31,407 (1)(2)	Equity	Common Shares, par value $0.01 per share	—	$282,000,000	—
Fee Offset Sources	Global Net Lease, Inc.	424B3	333-234631	—	March 19, 2021		—	—	—	—	27,275(1)
	Global Net Lease, Inc.	424B5	333-214579	—	February 28th, 2019		—	—	—	—	4,132.00(1)

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-234631.

(2)	On November 12, 2019, the registrant filed a prospectus supplement (the “2019 Prospectus Supplement”) to the prospectus contained in a registration statement on Form S-3 (Registration No. 333-234631), filed with the Securities and Exchange Commission (“SEC”) on November 12, 2019 (the “2019 Registration Statement”) pursuant to 424(b)(5) registering $250,000,000 of common stock, par value $0.01 per share (“Common Stock”). In filing the 2019 Prospectus Supplement, the registrant offset the $32,450 registration fee by the remaining unused registration fee of $37,466 previously paid by the registrant with respect to unsold securities registered on the registrant’s registration statement on Form S-3 (Registration No. 333-214579) filed with the SEC on November 14, 2016 (the “2016 Registration Statement”) which represents $16,986 of the registration fee previously paid with respect to unsold securities previously registered on the registrant’s prospectus supplement filed with the SEC pursuant to Rule 424(b)(5) on February 28, 2019, and $20,480 of the registration fee previously paid with respect to unsold securities previously registered on the registrant’s prospectus supplement filed with the SEC pursuant to Rule 424(b)(5) on March 23, 2018, each of which was filed as part of the 2016 Registration Statement. As of the date of this prospectus supplement, the registrant sold $218,000,000 of Common Stock representing $28,296.40 in registration fees of such securities under the 2019 Prospectus Supplement. Additionally, on March 19, 2021, the registrant filed a prospectus supplement (the “2021 Prospectus Supplement”) to the prospectus contained in the 2019 Registration Statement pursuant to 424(b)(3) registering an additional $250,000,000 of Common Stock with a contemporaneous fee payment of $27,275 registration fee. As of the date of this prospectus, the registrant did not sell any shares of Common Stock under the 2021 Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this prospectus supplement of $31,407 by the remaining aggregate unused registration fees of $31,428.60 previously paid by the registrant with respect to unsold securities registered on the registrant’s 2019 Prospectus Supplement and 2021 Prospectus Supplement, and the registrant is applying such fees toward the payment of the registration fee for the offer and sale of securities registered hereunder. As a result, the registrant is paying $0 herewith. This prospectus supplement relates to the registrant’s registration statement on Form S-3 (No. 333-268150) filed with the Securities and Exchange Commission on November 3, 2022. $21.60 of the registration fee paid with respect to the prior prospectus supplements remains available for application to future registration fees.